UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330
New York, New York		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2026, IN8bio, Inc. (the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (the “Agent”) with respect to an at the market offering program under which the Company may issue and sell, from time to time at its sole discretion, shares (the “Placement Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), through or to the Agent. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-291393), as amended.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. The Agent will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission equal to an aggregate of three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through the Agent under the Sales Agreement, and also has provided the Agent with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms. The Company may terminate the Sales Agreement at any time upon ten (10) days written notice, and the Agent may terminate the Sales Agreement with at any time upon ten (10) days written notice or immediately upon the occurrence of certain specified events.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on November 10, 2022 the Company entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”) as sales agent (the “Cantor Sales Agreement”), pursuant to which the Company was permitted to issue and sell, from time to time through Cantor, shares of the Company’s Common Stock.

On May 29, 2026, the Company and Cantor mutually agreed to terminate the Cantor Sales Agreement and the offering of shares contemplated thereby, effective at the close of business on May 29, 2026, pursuant to Sections 12(b) and 12(c) of the Cantor Sales Agreement. The Company and Cantor each waived the other party’s requirement in Sections 12(b) and 12(c) of the Cantor Sales Agreement to provide five (5) days’ written notice to terminate the Cantor Sales Agreement. The Company is not subject to any termination penalties related to the termination of the Cantor Sales Agreement.

Following the termination of the Cantor Sales Agreement, the Company may not issue or sell any additional shares of its common stock under the Cantor Sales Agreement or the related prospectus.

The foregoing description of the Cantor Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Cantor Sales Agreement, a copy of which was filed as Exhibit 1.2 to the Company’s shelf registration statement on Form S-3 filed with the SEC on November 10, 2022 and declared effective by the SEC on November 21, 2022, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP, dated June 1, 2026.

10.1	Capital on DemandTM Sales Agreement, dated as of June 1, 2026, by and between IN8bio, Inc. and JonesTrading Institutional Services LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

101	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IN8bio, Inc.

Date: June 1, 2026	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)